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                                                                    EXHIBIT 99.3

                                  EMBREX, INC.
                             AMENDED AND RESTATED
                     NON-U.S. EMPLOYEE STOCK PURCHASE PLAN

                                 July 20, 2000


                            ARTICLE I.  INTRODUCTION
                                        ------------

     Section 1.01   Background.  On June 20, 1998, the Board of Directors of
                    ----------
Embrex, Inc. (the "Company") adopted this Non-U.S. Employee Stock Purchase Plan (hereinafter referred to as the "Plan"). On July 20, 2000, the Board amended and restated the Plan in its present form.

     Section 1.02   Purpose.  The purpose of the Plan is to provide the
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employees of non-U.S. subsidiaries of the Company with a benefit comparable to that available to U.S. employees of the Company under the Amended and Restated Employee Stock Purchase Plan.

     Section 1.03   Effective Date.  The Plan became effective on July 1, 1998.
                    --------------


     Section 1.04   Definitions.  For purposes of the Plan, the following
                    -----------
terms will have the meanings set forth below:

               (a)  "Acceleration Date" means either an Acquisition Date or
                     -----------------
a Transaction Date.

               (b)  "Acquisition Date" means (i) the date of public announcement
                     ----------------
of the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule thereto) of more than fifty percent (50%) of the outstanding voting stock of the Company by any "person" (as defined in Section 13(d) of the Exchange Act) other than the Company, by means of a tender offer, exchange offer or otherwise; and
(ii) the date five (5) business days after the date of public announcement of the acquisition of beneficial ownership (as so defined) of more than twenty-five percent (25%) but not more than fifty percent (50%) of the outstanding voting stock of the Company by any person (as so defined) other than the Company, by means of a tender offer, exchange offer or otherwise if, during such five (5) business day period, the Board or the Committee (as defined in Section 1.04(d) below) has not, by resolution duly adopted, elected that such acquisition not give rise to an Acquisition Date. In any such resolution, the Board or Committee may elect that any continued acquisition or acquisitions by the same person (as so defined) which would otherwise trigger an Acquisition Date under clause (ii) above shall also not give rise to an Acquisition Date.

               (c)  "Affiliate" means any parent or subsidiary corporation of
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the Company.

               (d)  "Committee" means the committee appointed under Section
                     ---------
10.01.

               (e)  "Company" means Embrex, Inc., a North Carolina corporation,
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and its successors by merger or consolidation as contemplated by Article XI herein.

               (f)  "Current Compensation" means the gross cash compensation
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(including wage, salary and overtime earnings) paid by the Company or a
Participating Affiliate to a Participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation payable in a form other than cash.

               (g)  "Employee" means any individual who is an employee of a
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Participating Non-U.S. Affiliate for income tax purposes and whose customary employment is at least twenty (20) hours per week and at least five (5) months in any calendar year.
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               (h)  "Employer" means any Non-U.S. Participating Affiliate, as
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applicable.

               (i)  "Enrollment Date" means the first day of a Purchase Period.
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               (j)  "Fair Market Value" as of a given date means such value of
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the Stock reasonably determined by the Committee but which is not less than (i)
the average of the closing representative bid and asked prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on such date, if the Stock is then quoted on Nasdaq; (ii) the last sale price of the Stock as reported on the Nasdaq National Market System on such date, if the Stock is then quoted on the Nasdaq National Market System; or
(iii) the closing price of the Stock on such date on a national securities exchange.

               (k)  "Non-U.S. Affiliate" means an Affiliate, branch office or
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representative office that is not domiciled within the jurisdiction of the
United States.

               (l)  "Participant" means an Employee who is eligible to
                     -----------
participate in the Plan under Section 2.01 and who has elected to participate in the Plan under Section 2.02.

               (m)  "Participating Non-U.S. Affiliate" means a Non-U.S.
                     --------------------------------
Affiliate that has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Regular Employees may participate in the Plan.

               (n)  "Plan" means the Amended and Restated Embrex, Inc. Non-U.S.
                     ----
Employee Stock Purchase Plan, the provisions of which are set forth herein.

               (o)  "Purchase Period" means in the year of a Participant's
                     ---------------
Enrollment Date the period beginning on the Enrollment Date and ending on the next succeeding June 30, and thereafter means the one-year period beginning on July 1 of each year and ending on the earlier of June 30 of the next year or any Acceleration Date; provided, however, that in the event of an Acceleration Date, the Purchase Period shall end on the Acceleration Date, and any Purchase Period immediately following a Purchase Period ending on an Acceleration Date shall mean the period beginning on the first day following such Acceleration Date and ending on the earlier of the next June 30 or the next Acceleration Date.

               (p)  "Stock" means the Company's Common Stock, as such stock may
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be adjusted for changes in the stock or the Company as contemplated by Article
XI herein.

               (q)  "Stock Purchase Account" means the account maintained in the
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books and records of the Company recording the amount received from each
Participant through payroll deductions made under the Plan.

               (r)  "Transaction Date" means the date of shareholder approval of
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(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.


                   ARTICLE II.  ELIGIBILITY AND PARTICIPATION
                                -----------------------------

     Section 2.01   Eligibility.  Any Employee who has completed three (3)
                    -----------
months of employment with the Employer shall be eligible to participate in the Plan beginning on the first day after such person
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becomes a Regular Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Employee.

     Section 2.02   Election to Participate.  An Employee may elect to
                    -----------------------
participate in the Plan by filing with the Employer a form provided by the Employer authorizing regular payroll deductions from Current Compensation. Participation and payroll deductions shall begin on the Employee's first Enrollment Date and shall continue until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan.

     Section 2.03   Commencement of Participation.  The first Enrollment Date
                    -----------------------------
for an eligible Employee shall be the date the Employee has completed three (3) months of employment with the Employer, provided the Employee has filed an Election Form with the Company within one (1) month prior to such date. The first Enrollment Date for an Employee who files an Election Form after such date shall be the following July 1, and the Enrollment Date for all others shall be the first day of the next Purchase Period following their election.

     Section 2.04   Limits on Stock Purchase.  No Employee shall be granted any
                    ------------------------
right to purchase hereunder if such Employee, immediately after a right to purchase is granted, would own, directly or indirectly, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of all Affiliates. For purposes of this Plan, stock which the Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

     Section 2.05   Voluntary Participation.  Participation in the Plan on the
                    -----------------------
part of the Participant is voluntary and such participation is not a condition of employment, nor does participation in the Plan entitle a Participant to be retained as an Employee.


                      ARTICLE III.  PAYROLL DEDUCTIONS AND
                                    ----------------------
                            STOCK PURCHASE ACCOUNT
                            ----------------------

     Section 3.01   Deduction from Pay.  The form described in Section 2.02
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will permit a Participant to elect payroll deductions of any whole percentage from one percent (1%) through twenty percent (20%) of Current Compensation for each pay period. The Participant may reduce or increase future payroll deductions (within the foregoing limitations) by filing with such Participant's Employer a form provided by such Employer for such purpose. The effective date of any reduction or income in future payroll deductions will be the first day of the next succeeding pay period. Also, the Participant may cease making payroll deductions at any time, as provided in Section 6.01.

     Section 3.02   Credit to Account.  Payroll deductions will be credited to
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 the Participant's Stock Purchase Account on each payday.

     Section 3.03   Interest.  No interest will be paid upon payroll deductions
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or on any amount credited to, or on deposit in, a Participant's Stock Purchase
Account.

     Section 3.04   Nature of Account.  The Stock Purchase Account is
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established solely for accounting purposes, and all amounts credited to the
Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

     Section 3.05   No Additional Contributions.  A Participant may not make
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any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.


                     ARTICLE IV.  RIGHT TO PURCHASE SHARES
                                  ------------------------

     Section 4.01   Number of Shares.  Subject to the provisions of Section 5.01
                    ----------------
herein, each Participant will have the right to purchase at any time, at the price specified in Section 4.02, any number
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of whole shares of Stock that can be purchased with the entire credit balance in the Participant's Stock Purchase Account; provided, however, that on no occasion may any one Participant purchase (a) more than Five Thousand (5,000) shares of Stock under the Plan during any Purchase Period or (b) more than Twenty-five Thousand Dollars ($25,000) in Fair Market Value (determined at the beginning of each Purchase Period) of Stock under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates during any calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Stock to be sold under the Plan to exceed the number specified in Section 10.03, however, each Participant shall be allocated a pro rata portion of the Stock to be sold.

     Section 4.02   Purchase Price.  The percentage of Fair Market Value to be
                    --------------
used in determining the purchase price during each Purchase Period shall be established by the Committee at least thirty (30) days prior to the commencement of each such Purchase Period. In no event shall the purchase price be less than the lesser of (a) eighty-five percent (85%) of the Fair Market Value of the Stock on the first business day of the Purchase Period or (b) eighty-five percent (85%) of the Fair Market Value of the Stock on the date of exercise of the right to purchase by the Participant, in each case rounded up to the next higher full cent.


                         ARTICLE V.  EXERCISE OF RIGHT
                                     -----------------

     Section 5.01   Purchase of Stock.  A Participant may purchase shares of
                    -----------------
Stock at any time by filing written notice with his or her Employer, on a form provided for this purpose by the Employer, designating the portion of the credit balance in such Participant's Stock Purchase Account to be used for such purchase; provided, however, that the number of shares purchasable upon any exercise of this right shall be no less than ten (10) whole shares and shall be no greater than the largest number of whole shares of Stock purchasable with such credit balance (subject to the additional limitations of Section 4.01); and, provided, further, that each Participant may exercise this right of purchase on no more than four (4) occasions during any Purchase Period.

     Section 5.02   Cash Distributions.  Any amount remaining in a Participant's
                    ------------------
Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within thirty (30) days after the end of the Purchase Period.

     Section 5.03   Notice of Acceleration Date.  The Company shall use its best
                    ---------------------------
efforts to notify each Participant in writing at least ten (10) days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.


                        ARTICLE VI. WITHDRAWAL FROM PLAN
                                    --------------------

     Section 6.01   Voluntary Withdrawal.  A Participant may, at any time,
                    --------------------
withdraw from the Plan and cease making payroll deductions by filing with such Participant's Employer a form provided for this purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period.

     Section 6.02   Death.  Participation in the Plan will cease on the date
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of the Participant's death, and the entire credit balance in the Stock Purchase
Account will be paid to the Participant's estate in cash within thirty (30) days. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the amount that otherwise would have been paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Participant's Employer during the Participant's lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of death so that, if a beneficiary survives
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the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

     Section 6.03   Termination of Employment.  Participation in the Plan also
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will cease on the date the Participant ceases to be an Employee for any reason other than death. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within thirty
(30) days. For purposes of this Section, an unpaid leave of absence without the prior written approval of the Committee will be deemed a termination of employment, but a paid leave of absence or an unpaid leave of absence that has been approved by the Committee or is required by law or regulation will not be deemed a termination of employment as a Regular Employee.


                        ARTICLE VII.  NONTRANSFERABILITY
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     Section 7.01   Nontransferable Right to Purchase.  The right to purchase
                    ---------------------------------
Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) other than by will or the laws of descent and distribution, and must be exercisable during the Participant's lifetime only by the Participant. The right to purchase Stock hereunder will not be subject to execution, attachment or similar process. Except as provided herein, any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

     Section 7.02   Nontransferable Account.  The amounts credited to a Stock
                    -----------------------
Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.


                       ARTICLE VIII.  STOCK CERTIFICATES
                                      ------------------

     Section 8.01   Delivery.  Within thirty (30) days after a Participant
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exercises his or her right to purchase pursuant to Section 5.01, the Company will cause to be delivered to the Participant a certificate representing the Stock purchased or shall give the Participant notice that the shares are credited to an account in the Participant's name with a brokerage company that holds the shares in its street name.

     Section 8.02   Securities Laws.  The Company shall not be required to issue
                    ---------------
or deliver any certificate representing Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company will use its best efforts to accomplish such registration (if and to the extent required) within a reasonable time following exercise of the right to purchase, and delivery of certificates may be deferred until registration is accomplished.

     Section 8.03   Completion of Purchase.  A Participant will have no interest
                    ----------------------
in the Stock purchased until a certificate representing the same is issued or the Participant receives notice that the Shares are credited to an account in the Participant's name with a brokerage company that holds the shares in its street name.

     Section 8.04   Form of Ownership.  The certificates representing Stock
                    -----------------
issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Participant's Employer.
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                         ARTICLE IX.  AMENDMENT OF AND
                                      ----------------
                              TERMINATION OF PLAN
                              -------------------

     Section 9.01   Powers of Board.  The Board of Directors of the Company may
                    ---------------
at any time amend or terminate the Plan, except that no amendment will be made without prior approval of the shareholders which would (a) authorize an increase in the number of shares of Stock which may be purchased under the Plan, except as provided in Section 11.01, (b) permit the issuance of Stock before payment therefor in full, (c) increase the rate of payroll deductions above twenty percent (20%) of Current Compensation, or (d) reduce the price per share at which the Stock may be purchased.

     Section 9.02   Automatic Termination.  The Plan will terminate
                    ---------------------
automatically on May 30, 2003, unless extended by the Board of Directors. The Board of Directors may by resolution extend the Plan for one or more additional periods of five (5) years each.


                           ARTICLE X.  ADMINISTRATION
                                       --------------

     Section 10.01  Appointment of Committee.  The Board of Directors of the
                    ------------------------
Company shall appoint a Committee to administer the Plan consisting of three or more persons (who may, but need not be, directors of the Company or of a Participating Affiliate). The Board will determine the size of the Committee from time to time and will have the power to remove and replace the members thereof.

     Section 10.02  Powers of Committee.  Subject to the provisions of the Plan,
                    -------------------
the Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

     Section 10.03  Stock to be Sold.  The Stock to be issued and sold under the
                    ----------------
Plan shall be authorized but unissued Stock. Except as provided in Section 11.01, the aggregate number of shares of Stock to be sold under the Plan will not exceed Two Hundred Thousand (200,000) shares, less the number of shares that are issued under the Amended and Restated Employee Stock Purchase Plan of the Company.

     Section 10.04  Notices.  Notices to the Committee should be addressed as
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follows:

                    Embrex, Inc.
                    P.O. Box 13989
                    Research Triangle Park, NC 27709-3989
                    Attention:  Employee Stock Purchase Plan Committee


                      ARTICLE XI.  ADJUSTMENT FOR CHANGES
                                   ----------------------
                              IN STOCK OR COMPANY
                              -------------------

     Section 11.01  Stock Dividend or Reclassification.  If the outstanding
                    ----------------------------------
shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or share of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and/or kind of securities to be sold under this Plan with a corresponding adjustment in the purchase price to be paid therefor.
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     Section 11.02  Merger or Consolidation.  If the Company is merged into or
                    -----------------------
consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.


                      ARTICLE XII.  PROVISIONS TO CONFORM
                                    ---------------------
                               TO APPLICABLE LAW
                               -----------------

     The Committee may adopt additional terms and conditions of participation in the Plan to the extent necessary and desirable to satisfy the laws of a jurisdiction to which a Participant may be subject. Such additional terms and conditions may but need not apply to Participants who are not subject to the laws of such jurisdiction, as determined by the Committee in its sole discretion.